UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2015

Portage Resources Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52791	75-3244927
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Av. Benavides 441 Apto 101B

Miraflores, Lima 18, Peru

 (Address of Principal Executive Officers)

Registrant's telephone number, including area code:   011-511-733-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Portage Resources, Inc. (hereinafter known as the “Company”) on May 18, 2015, at a Special Meeting properly notified and authorized by the board of directors of the Corporation (the “Board”), and the Directors consents in writing as of this 18th day of May 2015. The following actions and this written consent are to be filed by the Corporation’s Chairman with the minutes of proceedings of the Board. By majority vote, the Directors hereby ratify the appointment of Jason Miller to the position of Chief Executive Officer.

Jason Miller (CEO) formed FG Fitness & Media Group as a multi-faceted company that has Fitness and Media at its core. Management believes that its business has multiple revenue sources (at least 12 sources for example: a fitness directory, supplements, apparel, magazines (19 issues), calendars, online training, event promotion, advertising and promotional products and more) that will prove beneficial to sustaining the firm’s growth strategies. The Company’s business model was designed to provide sufficient expansion opportunities in emerging markets, and it will be able to capitalize on business opportunities that will prove beneficial to prolong financial growth.

(d) Portage Resources, Inc. (hereinafter known as the “Company”) on May 18, 2015, at a Special Meeting properly notified and authorized by the board of directors of the Corporation (the “Board”), and the Directors consents in writing as of this 18th day of May 2015. The following actions and this written consent are to be filed by the Corporation’s Chairman with the minutes of proceedings of the Board. By majority vote, the Directors hereby ratify the appointment of Anthony K. Miller to the Board and as its Chairman and hereby ratify the appointment of Jason Miller to the Board. Jason Miller is the son of Anthony K. Miller.

Anthony Miller has been an officer, director or consultant of public companies for over 19 years which includes 14 startups. Millers expertise includes public company business management, creating and establishing business structure, start-up consulting, creating a business identity, mergers, , acquisitions, raising capital, going public, financial reporting, annual meetings, investor relations and creating strategic alliances to stimulate growth. In January 2011, Anthony along with Jason Miller (CEO) formed FG Fitness & Media Group as a multi-faceted company that has Fitness and Media at its core. Management believes that its business has multiple revenue sources (at least 12 sources for example: a fitness directory, supplements, apparel, magazines (19 issues), calendars, online training, event promotion, advertising and promotional products and more) that will prove beneficial to sustaining the firm’s growth strategies. The Company’s business model was designed to provide sufficient expansion opportunities in emerging markets, and it will be able to capitalize on business opportunities that will prove beneficial to prolong financial growth.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

No. Exhibit

1	Jason’s Appointment
2	Transfer of Control POTG-Anthony Miller

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: May 18,, 2015	Portage Resources Inc.

/s/ Anthony K.Miller
ANTHONY K. MILLER Chairman